EXHIBIT 10(d)

                        DEFERRED COMPENSATION PLAN







































































                     FIRSTBANK CORPORATION AFFILIATED

                        DEFERRED COMPENSATION PLAN




             (Amended and Restated Effective January 1, 1995)
























                     FIRSTBANK CORPORATION AFFILIATED

                        DEFERRED COMPENSATION PLAN


                             TABLE OF CONTENTS


ARTICLE I          DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . 1

    Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II         PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . 2

    Section 2.1    Eligibility to Participate. . . . . . . . . . . . . . . . . 2
    Section 2.2    Commencement of Participation . . . . . . . . . . . . . . . 2
    Section 2.3    Termination of Participation  . . . . . . . . . . . . . . . 2

ARTICLE III        CONTRIBUTIONS AND ALLOCATIONS . . . . . . . . . . . . . . . 3

    Section 3.1    Elective Deferrals. . . . . . . . . . . . . . . . . . . . . 3
    Section 3.2    Amount of 401(k) Excess Elective Deferral . . . . . . . . . 3
    Section 3.3    Matching Contributions. . . . . . . . . . . . . . . . . . . 3
    Section 3.4    Additional Deferral . . . . . . . . . . . . . . . . . . . . 4
    Section 3.5    Bonus Deferral. . . . . . . . . . . . . . . . . . . . . . . 4
    Section 3.6    Change in Deferral. . . . . . . . . . . . . . . . . . . . . 4
    Section 3.7    Discontinuance of Deferral. . . . . . . . . . . . . . . . . 4

ARTICLE IV         BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . 5

    Section 4.1    Eligibility for Benefits. . . . . . . . . . . . . . . . . . 5
    Section 4.2    Amount of Benefits. . . . . . . . . . . . . . . . . . . . . 5
    Section 4.3    Time and Method of Payment of Benefits. . . . . . . . . . . 5
    Section 4.4    Change in Control . . . . . . . . . . . . . . . . . . . . . 6
    Section 4.5    Payment Upon Hardship . . . . . . . . . . . . . . . . . . . 6

ARTICLE V          ACCOUNTS AND INTEREST . . . . . . . . . . . . . . . . . . . 7

    Section 5.1    Deferred Compensation Account . . . . . . . . . . . . . . . 7
    Section 5.2    Valuation of Account. . . . . . . . . . . . . . . . . . . . 7

ARTICLE VI         ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . 7

    Section 6.1    Administration of Plan  . . . . . . . . . . . . . . . . . . 7
    Section 6.2    Claims Procedure. . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE VII        AMENDMENT AND TERMINATION OF THE PLAN . . . . . . . . . . . 8

    Section 7.1    Amendment and Termination . . . . . . . . . . . . . . . . . 8
    Section 7.2    ERISA Compliance. . . . . . . . . . . . . . . . . . . . . . 8

                       -1-

ARTICLE VIII       MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 9

    Section 8.1    Unfunded Plan . . . . . . . . . . . . . . . . . . . . . . . 9
    Section 8.2    No Contract . . . . . . . . . . . . . . . . . . . . . . . . 9
    Section 8.3    Nonassignability. . . . . . . . . . . . . . . . . . . . . . 9
    Section 8.4    Rules of Construction . . . . . . . . . . . . . . . . . . . 9
    Section 8.5    Distributions to Minors and Incompetent Individuals . . . . 9
    Section 8.6    Applicable Law. . . . . . . . . . . . . . . . . . . . . . .10











































                       -2-
                     FIRSTBANK CORPORATION AFFILIATED

                        DEFERRED COMPENSATION PLAN

             (Amended and Restated Effective January 1, 1995)


     This amended Deferred Compensation Plan (the "Plan") is made this 27th day of November, 1995, but is effective as of January 1, 1995, by FIRSTBANK CORPORATION, a Michigan corporation, along with its subsidiary banks (collectively called the "Company").


                            W I T N E S S E T H

     WHEREAS, the Company desires to recognize and reward the contribution of its directors and certain of its management employees towards the success of the Company; and

     WHEREAS, the Company desires to adopt a plan to provide for director fee or salary deferrals and financial security to such directors and management employees and their families;

     NOW, THEREFORE, in consideration of the premises and of the provisions hereinafter set forth, the Plan shall be and hereby is adopted as follows:


                                 ARTICLE I

                                DEFINITIONS

     Section 1.1 DEFINITIONS. Whenever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

     - "Beneficiary" means the person or persons designated by a Participant to receive the benefit provided hereunder after the Participant's death in a written designation filed with the Company. A Participant may revoke, amend or alter the designation of Beneficiary at any time. In the absence of a designation of Beneficiary, or if the Beneficiary designated shall not survive the Participant, the Participant's benefit provided hereunder shall be paid to the individual, or to the individuals, in the following classes of successive preference:

               (a)  his spouse,
               (b)  his issue,
               (c)  his parent, or
               (d)  his brothers, sisters and issue thereof.



          If no such Beneficiary survives the Participant, the Participant's benefit shall be paid to the Participant's estate.

     - "Board of Directors" means the Board of Directors of Firstbank Corporation and any of its subsidiaries.

     - "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     - "Compensation" means the director's fees paid to a Director or "compensation" as defined in the 401(k) Plan.

     -    "Director" means a member of the Board of Directors.

     - "Elective Deferrals" means Compensation reduction contributions made pursuant to a Participant's election in accordance with
          Section 3.1 of this Plan.

     - "Employee" means a person employed by the Company of a full-time and salaried basis.

     - "401(k) Plan" means the Firstbank Corporation Amended and Restated 401(k) and Employee Stock Ownership Plan.

     - "Participant" means a Director or Employee eligible to participate in this Plan as provided in Article II.

     -    "Plan Year" means the year commencing January 1 and ending
          December 31.


                                ARTICLE II

                               PARTICIPATION

     Section 2.1 ELIGIBILITY TO PARTICIPATE. All Directors shall be eligible to participate in the Plan. The Employees eligible to participate under this Plan shall be those key management Employees designated, in writing, by the Board of Directors from time to time.

     Section 2.2 COMMENCEMENT OF PARTICIPATION. An eligible Director or Employee shall commence participation in this Plan by executing a deferral agreement as provided by the Company.

     Section 2.3 TERMINATION OF PARTICIPATION. A Director shall remain a Participant until the termination of his directorship with the Company for any reason. An Employee shall remain a Participant until his termination of employment with the Company for any reason.



                       -2-
                                ARTICLE III

                       CONTRIBUTIONS AND ALLOCATIONS

     Section 3.1 ELECTIVE DEFERRALS. A Participant may elect to reduce the Compensation earned and received by him subsequent to the effective date of his election, and to defer payment of such amounts in the manner and subject to the adjustments provided in this Plan; provided, however, that:

          (a) In no event shall the effective date of any such deferral agreement be earlier than the first day of the Plan Year next following its acceptance by the Company. However, for a Director or Employee who first becomes eligible to participate in the Plan, the effective date of his deferral agreement may be any date not later than 60 days after the date on which he first becomes eligible to participate.

          (b) In no event shall any Compensation earned by a Participant prior to the date of the acceptance of such Participant's deferral agreement by the Company be deferred hereunder;

          (c) In no event shall any amount be deferred hereunder for any period during which the Participant shall not remain a Director or Employee of the Company entitled to Compensation for his service as such;

          (d) Except as provided in Sections 3.6 and 3.7, any such election shall be irrevocable with respect to Compensation earned by the Participant subsequent to the effective date of the deferral agreement.

     Section 3.2 AMOUNT OF 401(K) EXCESS ELECTIVE DEFERRAL. For each Plan Year, a Participant may elect to defer an amount ("Excess Elective Deferral") which shall not exceed the difference between:

          (a) The maximum amount of salary reduction contributions which could have been made on behalf of the Participant to the 401(k) Plan under the limitation of Code <Section>401(g)(1) as in effect for the immediately preceding Plan Year; and

          (b) The amount of salary reduction contributions actually made on behalf of the Participant to the 401(k) Plan for the immediately preceding Plan Year.

     Section 3.3 MATCHING CONTRIBUTIONS. On or before the last day of the Plan Year, the Company shall contribute to this Plan an amount ("Matching Contribution") equal to a percentage, as determined solely at the discretion of the Board of Directors of the Company under the terms of


                       -3-
the 401(k) Plan, of that portion of each Participant's Excess Elective Deferral which does not exceed 6% of the Participant's Compensation. A Participant shall become vested in the Matching Contribution made on his or her behalf pursuant to the following schedule:

          YEARS OF                  NONFORFEITABLE
          SERVICE                     PERCENTAGE
           1                               0
           2                               0
           3                              25
           4                              50
           5                              75
           6                             100

    Section 3.4 ADDITIONAL DEFERRAL. In addition to any Excess Elective Deferral made under Section 3.2 above, a Participant may also elect in his deferral agreement to defer any amount of Compensation received in excess of the maximum amount of salary reduction contributions which could have been made on behalf of the Participant to the 401(k) Plan under Code <Section>402(g)(1) as in effect for the immediately preceding Plan Year. Any Additional Deferral made hereunder shall not qualify for a Matching Contribution under Section 3.3.

    Section 3.5 BONUS DEFERRAL. In addition to any Excess Elective Deferral made under Section 3.2 above, or any Additional Deferral made under Section 3.4 above, a Participant may elect in his deferral agreement to defer all or a portion of his bonus.

    Section 3.6 CHANGE IN DEFERRAL. A Participant shall have the right to change the amount of his Excess Elective Deferral and his Additional Deferral for any subsequent Plan Year by completing, signing and filing with the Company prior to the commencement of any subsequent Plan Year a deferral agreement in form satisfactory to the Company. Failure of a Participant to elect to change the amount of his Excess Elective Deferral and his Additional Deferral for any subsequent Plan Year shall constitute a waiver of his right to do so for such Plan Year, and the amount by which his Compensation will be reduced and deferred as elected in his most recently executed deferral agreement shall continue in effect until the earliest of the following events: (i) he elects to change the same for a subsequent Plan Year, (ii) he elects to discontinue the same pursuant to
Section 3.7, or (iii) the termination of his directorship or employment.

    Section 3.7 DISCONTINUANCE OF DEFERRAL. A Participant shall have the right to discontinue the deferral of his Compensation as of the first day of any month subsequent to the acceptance of his deferral agreement by the Company, provided the Participant gives the Company written notice of such discontinuance at least 30 days prior to the effective date of the


                       -4-
same. A Participant shall not be eligible to defer any portion of his Compensation until the Plan Year following the Plan Year of such discontinuance.


                                ARTICLE IV

                                 BENEFITS

    Section 4.1    ELIGIBILITY FOR BENEFITS.  A Participant or a
Participant's Beneficiary shall be eligible to receive benefits under this Plan upon the earlier of the following events to occur:

         (a) Termination of directorship or employment with the Company by the Participant for any reason; or

         (b) Death of the Participant prior to termination of directorship or employment with the Company.

    Section 4.2 AMOUNT OF BENEFITS. The amount of benefits payable to a Participant or to the Participant's Beneficiary under this Plan shall be equal to the amount credited to the Participant's Deferred Compensation Account, as defined in Section 5.1, as of the date of the earlier to occur of the events in Section 4.1(a) or (b).

    Section 4.3 TIME AND METHOD OF PAYMENT OF BENEFITS. Participant may, by written instrument, elect the time and method of payment of benefits hereunder. The election may be changed at any time or times by a written instrument filed with the Board of Directors; provided, however, no such election shall be valid if filed with the Board of Directors less than twenty-four (24) months prior to termination of directorship or employment. A Participant's election shall be from among the following alternatives:

         (a) One lump sum payment of the balance to the Participant's credit under the Plan.

         (b) A stated dollar amount, or a percentage of the balance to the credit of the Participant, at the time of termination with the balance paid in annual installments, as equal as possible, over not less than five (5) nor more than fifteen
              (15) years.

         (c) Annual installments, as equal as possible, over not less than five (5) nor more than fifteen (15) years.

If no valid election has been made, the benefit will be paid in fifteen annual installments, as equal as possible, commencing ninety (90) days following termination of directorship or employment. If benefits are payable to the Participant's Beneficiary, payments shall be made, or if


                       -5-
applicable shall continue, under the method elected by the Participant. If benefits to the Participant have not commenced, and the Participant has not elected a method of payment, payments shall be made to the Beneficiary in fifteen (15) annual installments, as equal as possible, commencing ninety
(90) days following the Participant's death.

         Notwithstanding the foregoing, the Participant or the Participant's Beneficiary may request a different time and method of payment. The Board of Directors shall determine whether a different time and method will be allowed, in its sole and total discretion. The Participant and the Participant's Beneficiary shall have no power or authority to require a different time and method of payment. A Participant who is a member of the Board of Directors shall not take part in any decision by the Board of Directors with respect to payment of the Participant's own benefit.

    Section 4.4 CHANGE IN CONTROL. In the event of a change in control of the Company, the benefits of all Participants under this Plan shall immediately become payable in one lump sum, unless immediately after such change in control the then Board of Directors of the Company readopts and reaffirms this Plan. For purposes of this Plan, "change in control" means:

         (a) Any purchase under a tender or exchange offer for the Company's shares of common stock other than by the Company or a wholly-owned subsidiary of the Company following which the offeror owns beneficially more than 20% of the Company's outstanding common stock;

         (b) Shareholder approval of any merger, consolidation or sale of all or substantially all of the Company's assets to or into any person or entity other than a wholly-owned subsidiary of the Company formed for the purpose of changing the Company's corporate domicile;

         (c) A change in the identity of a majority of the members of the Board of Directors of the Company within any twelve-month period, which change or changes are not recommended by the incumbent directors immediately prior to any such change or changes; or

         (d) Any "person" (as the term "person" is defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the "beneficial owner" as the term "beneficial owner" is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities. For purposes of this Plan, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of said Rule 13d-3.

                       -6-

    Section 4.5 PAYMENT UPON HARDSHIP. At the written request of a Participant or the Participant's Beneficiary if payments are due to the Beneficiary, the Board of Directors, in its sole discretion, may authorize payment of all or a portion of the Participant's benefit prior to termination of the Participant's directorship or employment, upon a demonstration of unforeseeable financial hardship of the Participant, Beneficiary or their immediate families. An unforeseeable financial hardship means an emergency need for funds resulting from extraordinary circumstances arising as a result of events beyond the control of the Participant or Beneficiary. Distributions as a result of an unforeseeable financial hardship shall be permitted only to the extent reasonably necessary to satisfy the emergency. A Participant who is a member of the Board of Directors shall not take part in any decision by the Board of Directors with respect to a hardship distribution to the Participant.


                                 ARTICLE V

                           ACCOUNTS AND INTEREST

    Section 5.1 DEFERRED COMPENSATION ACCOUNT. On or before the last day of the Plan Year, the Company shall credit to a Deferred Compensation Account established in the name of each Participant the Participant's Excess Elective Deferral, his vested portion of the Matching Contribution, his Additional Deferral, and his Bonus Deferral. Any amounts so credited to a Participant's Deferred Compensation Account may, at the sole discretion of the Company, be kept in cash or invested and reinvested in those certain certificates, bonds, securities, investment funds or other assets as may be selected by the Company from time to time. In addition, at the sole discretion of the Company, such amounts may be invested by the Company, as requested by each Participant, in one or more investment funds as selected by the Company from time to time. For purposes of Section 5.2, a Participant's Deferred Compensation Account shall be deemed to be invested as requested by such Participant, whether or not the Company so chooses to invest such Account. The Company shall at all times retain title to all assets of the Plan, including those assets which may be invested as requested by a Participant.

    Section 5.2 VALUATION OF ACCOUNT. Each Participant's Deferred Compensation Account shall be adjusted annually to reflect the net earnings or net losses of such Account and the increase or decrease in the value of each Account. Such adjustment shall be made on the basis of actual investment experience for such year; provided, however, that if the Participant has requested certain investments pursuant to Section 5.1, then such annual adjustment of his Deferred Compensation Account shall be made on the basis of the investment experience that would have resulted for such year if the Company had made investments as so requested by such Participant.



                       -7-
                                ARTICLE VI

                              ADMINISTRATION

    Section 6.1 ADMINISTRATION OF PLAN. The Company shall administer and interpret this Plan. All decisions of the Company concerning the Plan shall be final, conclusive and binding upon all parties, and any person participating in the Plan hereby agrees to be bound by the determinations of the Company. Neither any member of the Board of Directors of the Company nor any officer of the Company shall be liable for any action taken by the Company or determination made by the Company with respect to the Plan.

    Section 6.2 CLAIMS PROCEDURE. Claims for benefits under the Plan shall be made in writing to the Company. If a claim for benefits is wholly or partially denied, the Company shall, within a reasonable period of time, but not later than 90 days after receipt of the claim, provide the claimant with a written notice setting forth in a manner calculated to be understood by the claimant:

         (a)  The specific reason or reasons for denial;

         (b) Specific reference to the pertinent Plan provisions on which denial is based;

         (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d)  Any explanation of the Plan's claim review procedure.

A Participant whose claim for benefits under the Plan has been denied, or his duly authorized representative, may request a review upon written application to the Company, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Company with 60 days after receipt by the claimant of written notification of the denial of a claim. A decision by the Company shall be made not later than 60 days after the Company's receipt of a request for review, unless special circumstances require an extension of time, in which cases a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, specific references to the pertinent Plan provision on which the decision is based, and shall be written in a manner calculated to be understood by the claimant.





                       -8-
                                ARTICLE VII

                   AMENDMENT AND TERMINATION OF THE PLAN

    Section 7.1 AMENDMENT AND TERMINATION. The Plan may be amended by the Company at any time or from time to time and may be terminated by the Company with respect to any or all Participants at any time. Any action taken by the Company under this Plan may be taken by resolution of the Board of Directors or by any person or persons authorized by a resolution of the Board of Directors to take such action.

    Section 7.2 ERISA COMPLIANCE. Notwithstanding any provisions of this Article VII to the contrary, the Company may amend or modify the Plan in any respect which shall be necessary or advisable in order that the benefits provided by the Plan shall constitute unfunded deferred compensation for a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974.


                               ARTICLE VIII

                               MISCELLANEOUS

    Section 8.1 UNFUNDED PLAN. The undertakings of the Company herein constitute merely the unsecured promise of the Company to make the payments as provided for herein. Neither a Participant nor any Beneficiary nor any other person shall have, by reason of this Plan, any rights, title or interest of any kind in or to any property of the Company. If the Company transfers any property to a trust in connection with this Plan, such trust shall not be held for the exclusive benefit of Participants, and any assets held in such trust shall be subject to the claims of the Company's general creditors in the event of the Company's insolvency.

    Section 8.2 NO CONTRACT. Neither anything contained in this Plan, nor any amendment pursuant hereto, shall be construed as entitling a Participant to be continued as a director or in the employ of the Company for any period of time, or as obliging the Company to keep said Participant as a director or in its employ for any period of time. Furthermore, neither anything contained in this Plan, nor any amendment pursuant thereto, shall be construed as restricting in any way the right of the Company to reassign a Participant for any reason to a new employment position at lower or higher compensation.

    Section 8.3 NONASSIGNABILITY. No rights of any kind under this Plan shall be transferable or assignable by a Participant, Beneficiary or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary.



                       -9-
    Section 8.4 RULES OF CONSTRUCTION. In the event that any provision of the Plan is determined by any judicial, quasi-judicial or administrative body to be void or unenforceable for any reason, all other provisions of the Plan shall remain in full force and effect as if such void or unenforceable provision had never been a part of the Plan. The singular herein shall include the plural, or vice versa, wherever the context so requires. A pronoun in the masculine, feminine or neuter gender shall be deemed, where appropriate, to include also the masculine, feminine or neuter gender.

    Section 8.5    DISTRIBUTIONS TO MINORS AND INCOMPETENT INDIVIDUALS.
If the President of the Company shall determine, in his sole and absolute discretion, that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid in one or more of the following ways as the President deems best: to the Participant or his Beneficiary directly, to the legally appointed guardian of the Participant or his Beneficiary, to the custodian for the Beneficiary under the Uniform Gifts to Minors Act if such is permitted by the laws of the residence of the Beneficiary or to any person or institution responsible for or assuming the care of the Participant or his Beneficiary. The written receipt of the Participant, the Beneficiary, guardian, custodian, person or institution shall be a complete release to the Company, and the Company shall have no duty to see to the use or application of any funds so paid.

    Section 8.6 APPLICABLE LAW. The Plan shall be construed in accordance with, and governed by, the laws of the State of Michigan.


    IN WITNESS WHEREOF, the Company, by its officer duly authorized, has executed this document as of the day and year first above written.

Attest:                                FIRSTBANK CORPORATION


/S/ NANCY A. STARK                     By: /S/ JOHN MCCORMACK
    Nancy A. Stark                             John McCormack
                                          Its: President and Chief
                                                 Executive Officer